Exhibit 10.1

NATIONAL HARBOR RESTAURANT

ASSET PURCHASE AGREEMENT

by and among

GRANITE CITY RESTAURANT OPERATIONS, INC.

and

CR NH, LLC

and

RESTAURANT ENTERTAINMENT GROUP, LLC

and

ERIC SCHILDER

December 30, 2011

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (“Agreement”) is dated December 30, 2011, by and among Granite City Restaurant Operations, Inc., a Minnesota corporation (“Buyer”), CR NH, LLC, an Ohio limited liability company (“Seller”), Restaurant Entertainment Group, LLC, an Ohio limited liability company (“REG”), and Eric Schilder, resident of Marion County, Ohio (“Owner”).

INTRODUCTION

A.                                   Seller (CR NH, LLC), REG, Owner and Buyer have entered into a Master Asset Purchase Agreement dated November 4, 2011, as amended by that certain Amendment No. 1 dated December 21, 2011, and that certain Amendment No. 2 dated December 27, 2011 (as amended, the “Master Agreement”), pursuant to which Seller, REG, and Owner jointly with other parties agree to sell the assets of various Cadillac Ranch restaurants located in the U.S. to Buyer.

B.                                     Seller owns and operates the Cadillac Ranch located at 186 Fleet St., Oxon Hill, Maryland 20745 (the “National Harbor Restaurant”).

C.                                     Buyer desires to acquire substantially all of the assets used in the operation of the National Harbor Restaurant from Seller and to operate the National Harbor Restaurant.

D.                                    Seller desires to sell and Buyer desires to purchase the “Assets” hereinafter described, on the terms, conditions, covenants, negative covenants, exclusions and limitations set forth in this Agreement.

AGREEMENT

The parties, intending to be legally bound, agree as follows:

1.                                       Incorporation by Reference

1.1                                 INCORPORATION BY REFERENCE TO MASTER AGREEMENT

Except as otherwise provided in this Agreement, the parties hereto incorporate by reference as if fully set forth herein, and adopt, the Definitions and each of the Sections of the Master Agreement including the Schedules and applicable Exhibits thereto. Capitalized terms used herein and not otherwise defined shall have the meanings assigned them in the Master Agreement.

1.2                                 APPLICABILITY TO NATIONAL HARBOR RESTAURANT

For purposes of incorporation by reference to the Master Agreement, all references to Assets, Assumed Liabilities, Encumbrances, Excluded Assets, Permitted Encumbrances, and Liabilities in the Master Agreement shall refer to those Assets, Assumed Liabilities, Encumbrances, Excluded Assets, Permitted Encumbrances, and Liabilities of the National Harbor Restaurant and not of any other Restaurant.

2.                                       Sale and Transfer of Assets; Closing

2.1           ASSETS TO BE SOLD

Upon the terms and subject to the conditions set forth in this Agreement and the Master Agreement, at the Closing, but effective as of the Effective Time, Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase and acquire from Seller, free and clear of any Encumbrances other than Permitted Encumbrances, all of Seller’s right, title and interest in and to all of Seller’s Assets as described in Section 2.1 of the Master Agreement and used in the operation of the National Harbor Restaurant, including but not limited to Seller’s right to transfer the Seller’s Alcoholic Beverage License, license no. 17BLX 683, and Alcoholic Beverage Special Sunday “On Sale” License, license no. 17SL 683, both licenses issued by Prince George’s County Board of License Commissioners in the State of Maryland on June 1, 2011 (collectively, the “NH License”).

Notwithstanding the foregoing, the transfer of the Assets pursuant to this Agreement shall not include the assumption of any Liability related to the Assets unless Buyer expressly assumes that Liability pursuant to Section 2.4(a) of the Master Agreement.

2.2           EXCLUDED ASSETS

Notwithstanding anything to the contrary contained in Section 2.1 or elsewhere in this Agreement, the Excluded Assets as described in Section 2.2 of the Master Agreement are not part of the sale and purchase contemplated hereunder, are excluded from the Assets and shall remain the property of Seller after the Closing.

2.3           CONSIDERATION

The consideration for the Assets will be (a) One Million One Hundred Seventy-Four Thousand Five Hundred Ninety-Nine Dollars and 53/100 Cents ($1,174,599.53) (the “Purchase Price”), (b) the value of the Inventories and petty cash purchased as set forth in Section 2.3(e) of the Master Agreement, and (c) plus or minus the Adjustment Amount described in Section 2.3(d) of the Master Agreement and the assumption of the Assumed Liabilities.  Upon the Closing, the Purchase Price plus the dollar amount of the Inventories and petty cash of Seller, as set forth and determined pursuant to Section 2.3(e) of the Master Agreement, will be disbursed by the Escrow Agent or Buyer’s lender, Fifth Third Bank, as set forth in the Second Amended and Restated Escrow Agreement between Buyer, Seller, REG, Owner, and the other parties named therein (the “Escrow Agreement”).

(a)                                  If upon the Closing, the Assets can be conveyed free of all Liabilities and Encumbrances, Nine Hundred Fifty-Eight Thousand Seven Hundred Ninety-Four Dollars and 37/100 Cents ($958,794.37) of the Purchase Price plus the dollar amount of the Inventories and petty cash of Seller, as set forth and determined pursuant to Section 2.3(e) of the Master Agreement (the “Initial Disbursement”) shall be released to Seller, subject to adjustment and reduction by the Adjustment Amount for disbursements to creditors of CR NH, LLC, as provided in Section 2.3(d) of the Master Agreement, and any other amounts reasonably determined by Buyer as necessary to discharge other liabilities of Seller.

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(b)                                 After deduction for the Initial Disbursement, as reduced by the Adjustment Amount and any other payment by Buyer in respect to Liabilities and Encumbrances against the Assets, the remaining balance of the Purchase Price (the “Holdback Amount”), which shall be Two Hundred Fifteen Thousand Eight Hundred Five Dollars and 16/100 Cents ($215,805.16), shall be held in a separate escrow account with the Escrow Agent, and disbursements therefrom shall be made pursuant to the terms of the Escrow Agreement.

2.4           CLOSING

Section 2.6 of the Master Agreement is incorporated by reference herein with respect to the Closing.

2.5           CLOSING OBLIGATIONS

Section 2.7 and Section 7 of the Master Agreement is incorporated by reference herein.  In addition to Seller’s and REG’s obligations set forth in Section 2.7(a) of the Master Agreement, at the Closing under this Agreement, Seller and REG, as applicable, will be further obliged to execute and deliver the following:

(a)           a Management Agreement (the “Management Agreement”), in a form approved by the parties hereto and the Board of License Commissioners for Prince George’s County, in order to operate the National Harbor Restaurant pending receipt by Buyer of a new liquor license for the National Harbor Restaurant;

(b)           an Assignment, Assumption and Amendment of Lease, in a form approved by the parties hereto, for the Lease dated January 17, 2008, between NH-P Retail L.L.C. and Seller for the National Harbor Restaurant located at 186 Fleet St., Oxon Hill, Maryland 20745, which shall include amendments to the Lease for the National Harbor Restaurant satisfactory to Buyer and its counsel;

(c)           an agreement between Seller and REG terminating the Management Agreement between Seller and REG dated June 9, 2010;

(d)           an irrevocable assignment assigning all of REG’s interests in the Intellectual Property Assets to Buyer;

(e)           a bill of sale substantially in the form of Exhibit 2.5(e) for all of the Assets that are tangible personal property and used in the operation of the National Harbor Restaurant;

(f)            evidence that Seller (i) has added Buyer as an additional insured under Seller’s liquor liability insurance and (ii) holds worker’s compensation run off insurance;

(g)           evidence that REG and Seller have caused the following parties to cease and desist from using the Marks, Copyrights, Trade Secrets and Net Names: CR Sparks Ranch West, LLC; CR Las Vegas, LLC; Nashville Midnight Oil, LLC; Cincinnati F.S., LLC; and CR Cleveland, LLC, together with an assignment to Buyer from such parties of

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all of their right, title and interest, including goodwill, in and to the Marks, Copyrights, Trade Secrets and Net Names in the form reasonably acceptable in form and substance to Buyer within sixty (60) days after Closing;

(h)                                 separate noncompetition agreements substantially in the form of Exhibit 2.5(h) executed by Seller, Owner, REG, Jon H. Field and Joel A. Field;

(i)                                     evidence of the Consents relating to the operation of the National Harbor Restaurant identified in Exhibit 7.3 of the Master Agreement, or the delivery of such Consents has been waived in whole or in part by Buyer;

(j)                                     an assignment by REG to Buyer of the Tempe trademark license agreement and notice from both to Tempe of the assignment;

(k)                                  delivery of an assignment substantially in the form of Exhibit 2.5(k) from Owner to REG of all his right, title and interest in an to any works of authorship created by him for use in or by the National Harbor Restaurant;

(l)                                     the financial statements required to be delivered pursuant to section 3.2 of this Agreement (previously delivered);

(m)                               if not previously delivered, a list of all licensed images on the walls, on menus or otherwise used in the National Harbor Restaurant and the source of the license/identity of the licensee;

(n)                                 a certificate executed by an officer of Seller and Owner as to the accuracy of their representations and warranties as of the date of this Agreement and as of the Closing in accordance with section 7.1 of the Master Agreement as to their compliance with and performance of their covenants and obligations to be performed or complied with at or before the Closing in accordance with Section 7.2 of the Master Agreement;

(o)                                 a certificate of an officer of Seller and Owner certifying, as complete and accurate as of the Closing, attached copies of the Governing Documents of Seller, certifying and attaching all requisite resolutions or actions of Seller’s Owner approving the execution and delivery of this Agreement and the consummation of the Contemplated Transactions and certifying to the incumbency and signatures of the officers of Seller executing this Agreement and any other document relating to the Contemplated Transactions;

(p)                                 Seller’s sales tax return for sales taxes incurred through the Closing Date;

(q)                                 Releases of all Encumbrances on the Assets, other than Permitted Encumbrances, including releases of any liens on the NH License; and

(r)                                    Certificates dated as of a date not earlier than the tenth business day prior to the Closing as to the good standing of Seller executed by appropriate officials of the State of Ohio and each jurisdiction in which Seller is licensed or qualified to do business as a foreign limited liability company.

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3.                                       Representations and Warranties of Seller, REG And Owner related to National Harbor Restaurant

Seller, Owner and REG represent and warrant, jointly and severally, to Buyer as follows:

3.1                                 LIQUOR LICENSE REPRESENTATIONS

(a)                                  The NH License is in good standing with the Prince George’s County Board of License Commissioners (“PG County Board”), in full force and effect, and can be used in Prince George’s County, Maryland.

(b)                                 The NH License authorizes and permits the retail sale of packaged liquor, wine, and beer and the consumption on premises of liquors, wines and beer.

(c)                                  The NH License has not been revoked or suspended, nor are there any threatened or pending revocations or suspensions by the PG County Board or other Governmental Body.  There are no pending administrative charges filed against the NH License by the PG County Board and there are no citations, contracts, lawsuits, delinquent surcharges or fees pending or affecting the NH License.  No event or circumstance exists that may constitute or result in a violation by Seller of any Legal Requirement that could impair the transferability of the NH License and Seller is in compliance with all Legal Requirements of the PG County Board or any other Governmental Body.

(d)                                 The NH License is free and clear of all Liens and Encumbrances, except as set forth on Schedule 3.1(d).

(e)                                  There are no unpaid liquor, wine or beer vendors, and no unpaid sales or surcharge taxes, except as set forth on Schedule 3.1(e).  All required sales tax reports and surcharge reports have been, or will be submitted to the appropriate agencies by time of Closing.

3.2                                 FINANCIAL STATEMENTS

(a)                                  Attached hereto as Schedule 3.2 are the following for each of Seller and REG: (i) an unaudited balance sheet as at June 30, 2011, and the related unaudited statement of income for the six-month period then ended, (ii) an unaudited balance sheet for the year December 31, 2010, and the related unaudited statement of income for the year then ended, (iii) an unaudited balance sheet as of September 30, 2011, and the related unaudited statement of income for the nine-month period then ended, and (iv) monthly unaudited financial statements through the Closing Date.  All of the financial statements of Seller delivered pursuant to this Section 3.2 and Section 3.4(a) of the Master Agreement are certified to by Seller’s chief financial officer and Owner, and all financial statements of REG delivered pursuant to this Section 3.2 and Section 3.4(a) of the Master Agreement are certified to by REG’s chief financial officer and Clint Field.  All of such financial statements fairly present the financial condition and the results of operations, changes in owner’s equity and cash flows of Seller and REG as at the respective dates of and for the periods referred to in such financial statements, all in

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accordance with GAAP.  The financial statements referred to in this Section 3.2 reflect the consistent application of such accounting principles throughout the periods involved, except as otherwise disclosed in such financial statements.  The unaudited financial statements have been prepared from and are in accordance with the accounting Records of Seller and REG.

3.3                                 BULK TRANSFERS NOTICES

(a)                                  Schedule 3.3 represents the property to be transferred by Seller to Buyer, as required by the Bulk Transfers law, Section 6-101 et seq. of the Maryland Uniform Commercial Code (“Bulk Transfers Law”).  Schedule 3.3 contains a list of the names and addresses of all of Seller’s creditors, along with the amounts owed to such creditors, and the names and addresses of any persons known to assert claims against Seller, even though such claims are disputed.  Schedule 3.3 contains the necessary information for Buyer to comply with the Bulk Transfers Law.

(b)                                 Seller has fully and accurately disclosed Seller’s creditors and the amounts due them as of December 26, 2011.

4.                                       Covenants of Seller Prior to Issuance to Buyer of Liquor License for National Harbor Restaurant

4.1                                 COOPERATION OF SELLER

Between the date of this Agreement and the approval of the PG County Board of the Management Agreement, Seller shall (and Owner shall cause Seller to) continue to employ all of National Harbor’s personnel subject to normal attrition, at which time such employees will be terminated and Buyer’s employees shall operate the National Harbor Restaurant.

Between the date of this Agreement and the issuance to Buyer of a liquor license for the National Harbor Restaurant, Seller shall (and Owner shall cause Seller to):

(a)                                  maintain Seller’s good standing and status as a limited liability company;

(b)                                 cooperate with Buyer and use its Best Efforts to assist Buyer in obtaining all necessary licenses that are required to operate the National Harbor Restaurant;

(c)                                  maintain all liquor and business licenses for the National Harbor Restaurant until issuance to Buyer of all necessary licenses that are required to operate the National Harbor Restaurant;

(d)                                 agree to any modifications to the Management Agreement as requested by the PG County Board; and

(e)                                  pay the flat rate management fee owed to Buyer under the Management Agreement from the profits of the National Harbor Restaurant.

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5.                                       Owner’s Obligations and Guaranty

5.1                                 OWNER OBLIGATIONS

The liability of Owner hereunder shall be joint and several with Seller.  Where in this Agreement provision is made for any action to be taken or not taken by Seller, Owner jointly and severally undertakes to cause Seller to take or not take such action, as the case may be.  Without limiting the generality of the foregoing, Owner shall be jointly and severally liable with Seller for the indemnities set forth in Article 11 of the Master Agreement.

5.2                                 GUARANTY

(a)                                  Owner hereby absolutely, unconditionally and irrevocably guarantees (the “Guaranty”) full and prompt payment and performance when due of all of the obligations of Seller under this Agreement in accordance with the respective terms and conditions set forth herein (collectively, the “Obligations”).  This Guaranty is continuing and absolute, shall remain in full force and effect, and shall not be released, diminished, impaired or terminated until all of the Obligations have been indefeasibly paid, performed or otherwise satisfied, as applicable (including Buyer’s costs of collection, satisfaction or performance in connection with the enforcement of this Guaranty) finally and fully, notwithstanding, without limitation, the bankruptcy, insolvency or dissolution of Seller or the death or disability of Owner or his permitted assigns.  Owner waives any defenses to enforcement of this Guaranty.

(b)                                 This Guaranty is one of performance and payment and not of collection and Owner is liable as the primary obligor.  There are no conditions precedent to the enforcement of this Guaranty, and it shall not be necessary for Buyer, in order to enforce payment by Owner under this Guaranty, to initiate or exhaust Buyer’s remedies against Seller or any other Person liable for the payment or performance of the Obligations, or to enforce any other means of obtaining payment or performance of the Obligations.  Owner waives any rights under applicable law related to the foregoing.  Buyer shall not be required to mitigate damages or take any other action to reduce, collect, or enforce the Obligations.

6.                                       General Provisions

6.1                                 NOTICES

All notices, Consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when: (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, e-mail address or person as a party may designate by notice to the other parties).  Any notice by means which affords the sender evidence of delivery, attempted delivery, or rejected delivery will be deemed to have been given and received at the date and

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time of receipt, attempted delivery, or rejected delivery; provided, however, any notice by fax or email must have evidence of delivery.

To Seller, Owner and REG:

c/o: Restaurant Entertainment Group

Address: 6728 Hyland Croy Rd

Dublin, OH 43016

Attention:  Clinton R. Field

Fax no.: 614-760-9793

E-mail address:clint.field37@gmail.com

with a copy to: Kephart & Fisher

Attention: David Fisher

207 N Fourth St.

Columbus, Ohio 43215

Fax no.: 614-469-1887

E-mail address: davidfisher@kephartfisher.com

Buyer: Granite City Restaurant Operations, Inc.

Attention: Robert J. Doran, Chief Executive Officer

5402 Parkdale Drive, Suite 101

Minneapolis, MN 55416

Fax no.: (952) 215-0671

E-mail address: rjdoran@gmail.com

with a copy to: Briggs and Morgan, P.A.

Attention: Avron Gordon

2200 IDS Center

80 S 8th Street

Minneapolis, MN 55402

Fax no.: (612) 977-8650

E-mail address: agordon@briggs.com

6.2           JURISDICTION; SERVICE OF PROCESS

Any Proceeding arising out of or relating to this Agreement or the transaction contemplated by this Agreement may be brought in the courts of the State of Minnesota, County of Hennepin, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Minnesota, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the Proceeding shall be heard and determined only in any such court and agrees not to bring any Proceeding arising out of or relating to this Agreement or the transaction contemplated by this Agreement in any other court.  The parties agree that either or both of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained agreement between the parties irrevocably to waive any objections to venue or to convenience of forum.  Process in any

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Proceeding referred to in the first sentence of this section may be served on any party anywhere in the world.

6.3                                 SUPPLEMENT TO MASTER AGREEMENT AND MODIFICATION

This Agreement supplements the Master Agreement and in no way limits the Master Agreement.  This Agreement may not be amended, supplemented, or otherwise modified except by a written agreement executed by the party to be charged with the amendment.

6.4                                 GOVERNING LAW

This Agreement will be governed by and construed under the laws of the State of Minnesota without regard to conflicts-of-laws principles that would require the application of any other law.

6.5                                 EXECUTION OF AGREEMENT

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.  The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes.  Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

6.6                                 REPRESENTATIVE OF SELLER AND REG

(a)                                  Seller and REG hereby constitute and appoint Clinton R. Field as their representative (“Selling Parties Representative”) and their true and lawful attorney in fact, with full power and authority in each of their names and to act on behalf of each of them with respect to the provisions set forth in Section 13.16(a) of the Master Agreement as incorporated by reference to this Agreement.

(b)                                 This appointment and grant of power and authority is coupled with an interest and is in consideration of the mutual covenants made herein and is irrevocable and shall not be terminated by any act of either of Seller or REG or by operation of law, whether by the occurrence of any other event.  Each of Seller and REG hereby consents to the taking of any and all actions and the making of any decisions required or permitted to be taken or made by the Selling Parties Representative pursuant to this Section 6.6.  Each of Seller and REG agree that the Selling Parties Representative shall have no obligation or liability to any Person for any action or omission taken or omitted by the Selling Parties Representative in good faith hereunder.

(c)                                  Buyer and Escrow Agent shall be entitled to rely upon any document or other paper delivered by the Selling Parties Representative as (i) genuine and correct and (ii) having been duly signed or sent by the Selling Parties Representative, and neither Buyer nor Escrow Agent shall be liable to either of Seller, REG or Owner for any action taken or omitted to be taken by Buyer or Escrow Agent in such reliance.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Buyer:		Owner:
GRANITE CITY RESTAURANT OPERATIONS, INC.

By:	/s/ James G. Gilbertson	/s/ Eric Schilder
Name: James G. Gilbertson		Eric Schilder
Its: Chief Financial Officer

Seller:
CR NH, LLC

		By:	/s/ Eric Schilder
Eric Schilder, Sole Member and Owner

		By:	/s/ Clinton R. Field
Clinton R. Field, Manager

RESTAURANT ENTERTAINMENT GROUP, LLC

		By:	/s/ Clinton R. Field
Clinton R. Field, Sole Member, Manager and Owner

ACCEPTANCE AND AGREEMENT OF SELLING PARTIES REPRESENTATIVE

The undersigned, being the Selling Parties Representative designated in Section 6.6 of the foregoing Asset Purchase Agreement, agrees to serve as the Selling Parties Representative and to be bound by the terms of such Asset Purchase Agreement pertaining thereto.

Dated: December 30, 2011

/s/ Clinton R. Field
Clinton R. Field

[Signature Page to National Harbor Asset Purchase Agreement]

EXHIBIT 2.5(e)

BILL OF SALE

THIS BILL OF SALE (“Bill of Sale”) made effective as of 11:59 p.m. (time) on                               , 2011 (the “Effective Time”), by CR NH, LLC, an Ohio limited liability company (“Seller”), in favor of Granite City Restaurant Operations, Inc., a Minnesota corporation (“Buyer”), and is delivered pursuant and subject to, the terms of, that certain Asset Purchase Agreement, dated as of December 30, 2011 (the “Purchase Agreement”), by and among Buyer, Seller, Restaurant Entertainment Group, LLC, and Eric Schilder.  All capitalized terms used but not otherwise defined in this Bill of Sale shall have the respective meanings given to them in the Purchase Agreement

1.                                       Sale and Transfer of Assets. For good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, and as contemplated by Section 2.1 of the Purchase Agreement, Seller hereby sells, transfers, assigns, conveys, grants and delivers to Buyer, all of Seller’s right, title and interest in and to all of the Assets, including without limitation the Seller’s right to transfer the Seller’s Alcoholic Beverage License, license no. 17BLX 683, and Alcoholic Beverage Special Sunday “On Sale” License, license no. 17SL 683, both licenses issued by the Prince George’s County Board of License Commissioners in the State of Maryland on June 1, 2011, and the Assets set forth in Annex 1 attached hereto.

2.                                       Further Actions. Seller covenants and agrees to warrant and defend the sale, transfer, assignment, conveyance, grant and delivery of the Assets hereby made against all persons whomsoever, to take all steps reasonably necessary to establish the record of Buyer’s title to the Assets and, at the request of Buyer, to execute and deliver further instruments of transfer and assignment and take such other action as Buyer may reasonably request to more effectively transfer and assign to and vest in Buyer each of the Assets, all at the sole cost and expense of Seller.

3.                                       Power of Attorney. Without limiting Section 2 hereof, Seller hereby constitutes and appoints Buyer the true and lawful agent and attorney in fact of Seller, with full power of substitution and resubstitution, in whole or in part, in the name and stead of Seller but on behalf and for the benefit of Buyer and its successors and assigns, from time to time:

(a)                                  to demand, receive and collect any and all of the Assets and to give receipts and releases for and with respect to the same, or any part thereof;

(b)                                 to institute and prosecute, in the name of Seller or otherwise, any and all proceedings at law, in equity or otherwise, that Buyer or its successors and assigns may deem proper in order to collect or reduce to possession any of the Assets and in order to collect or enforce any claim or right of any kind hereby assigned or transferred, or intended so to be; and

(c)                                  to do all things legally permissible, required or reasonably deemed by Buyer to be required to recover and collect the Assets and to use Seller’s name in such manner as Buyer may reasonably deem necessary for the collection and recovery of same,

Seller hereby declaring that the foregoing powers are coupled with an interest and are and shall be irrevocable by Seller.

4.                                       Terms of the Purchase Agreement. The terms of the Purchase Agreement, including but not limited to Seller’s representations, warranties, covenants, agreements and indemnities relating to the Assets in the Master Asset Purchase Agreement dated November 4, 2011, by and among Buyer, Seller and the other parties named therein, as amended by that certain Amendment No. 1 dated December       , 2011 (as amended, the “MAPA”), are incorporated herein by this reference. Seller acknowledges and agrees that the representations, warranties, covenants, agreements and indemnities contained in the Purchase Agreement and the MAPA shall not be superseded hereby but shall survive and remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms hereof, the terms of the Purchase Agreement shall govern.

5.                                       Governing Law.  This Bill of Sale will be governed by and construed and interpreted under the laws of the State of Minnesota, without regard to conflicts of laws principles that would require the application of any other law.

IN WITNESS WHEREOF, Seller has executed this Bill of Sale to be effective as of the Effective Time.

CR NH, LLC

By:
Name: Eric Schilder
Its: Sole Member and Owner

By:
Name: Clinton R. Field
Its: Manager

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ANNEX 1

See attached

EXHIBIT 2.5(h)

NONCOMPETITION AGREEMENT

NONCOMPETITION, NONDISCLOSURE,
AND NONINTERFERENCE AGREEMENT

This Noncompetition, Nondisclosure, and Noninterference Agreement (this “Agreement”) is made as of                               , 20    , by and among Granite City Restaurant Operations, Inc., a Minnesota corporation (“Buyer”), and CR NH, LLC, LLC (“Seller”).

RECITALS

A.            Buyer has entered into a Master Asset Purchase Agreement dated November 4, 2011, as amended by that certain Amendment dated December 21, 2011 (the “Master Purchase Agreement”), relating to the purchase of substantially all of the Assets and the goodwill of seven (7) restaurants (the “Restaurants”) operated by the Seller Entities described in the Master Purchaser Agreement under the service mark, CADILLAC RANCH ALL-AMERICAN BAR & GRILL, or variants thereof.  Section 2.7(a)(viii) of the Master Purchase Agreement requires that noncompetition agreements be executed and delivered by Seller, each Seller Entity, each Owner, Jon H. Field, and Joel A. Field at the Closing.

B.            Seller operates the Restaurant located at 186 Fleet St., Oxon Hill, Maryland 20745 (the “National Harbor Restaurant”).

C.            Buyer has entered into an Asset Purchase Agreement (the “Purchase Agreement”) relating to the purchase of substantially all of the Assets and goodwill of the National Harbor Restaurant.

AGREEMENT

The parties, in consideration of Buyer’s agreement to purchase the Assets of the National Harbor Restaurant and the consideration received by Seller under the Purchase Agreement, agree as follows:

1.             DEFINITIONS

“Confidential Information” is defined in Section 2.

Capitalized terms not expressly defined in this Agreement shall have the meanings ascribed to them in the Purchase Agreement and the Master Purchase Agreement.

2.             ACKNOWLEDGMENTS BY SELLER

Seller acknowledges that Seller has had access to and has become familiar with the following, any and all of which constitute confidential information of Seller (collectively the “Confidential Information”): (a) any and all trade secrets concerning the business and affairs of Seller, methods, recipes and ingredient lists, menus, techniques, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, market studies, business plans, computer software and programs (including object code and source code), database technologies, systems, devices, know-how, discoveries, and concepts of Seller and any other information, however documented, of Seller that is a trade secret within the meaning of the Uniform Trade Secrets Act or under other applicable law; (b) any and all information concerning the business of the Restaurants (which includes without limitation historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, contractors, agents, suppliers and potential suppliers, personnel training and techniques and materials, purchasing methods and techniques and manuals); and (c) any and all notes, analyses, compilations, studies, summaries and other material prepared by or for Seller containing or based, in whole or in part, upon any information included in the foregoing.

Seller acknowledges that (a) Buyer has required that Seller make the covenants set forth in Sections 3 and 4 of this Agreement as a condition to Buyer’s purchase of the Assets of the National Harbor Restaurant; (b) the provisions of Sections 3 and 4 of this Agreement are reasonable and necessary to protect and preserve Buyer’s interests in and right to the use and operation of the Assets of the National Harbor Restaurant from and after Closing of the purchase of the Assets of the National Harbor Restaurant; and (c) Buyer would be irreparably damaged if Seller were to breach the covenants set forth in Sections 3 and 4 of this Agreement.

3.             CONFIDENTIAL INFORMATION

Seller acknowledges and agrees that the protection of the Confidential Information is necessary to protect and preserve the value of the Assets. Therefore, Seller hereby agrees not to disclose to any unauthorized Persons or use for its own account or for the benefit of any third party any Confidential Information relating to the National Harbor Restaurant, whether or not such information is embodied in writing or other physical form or is retained in the memory Seller’s members, managers, officers, employees or agents, without Buyer’s written consent, unless and to the extent that such Confidential Information is or becomes generally known to and available for use by the public other than as a result of Seller’s fault or the fault of any other Person bound by a duty of confidentiality to Buyer, Seller or REG.  Seller agrees to deliver to Buyer at the time of execution of this Agreement, and at any other time Buyer may request, all documents, memoranda, notes, plans, records, reports and other documentation, models, components, devices or computer software, whether embodied in a disk or in other form (and all copies of all of the foregoing), that contain Confidential Information relating to the National Harbor Restaurant and any other Confidential Information relating to the National Harbor Restaurant that Seller may then possess or have under its control.

4.             NONCOMPETITION AND NONINTERFERENCE

As an inducement to Buyer to enter into the Purchase Agreement and as additional consideration for the consideration to be paid to Seller under the Purchase Agreement, Seller agrees that:

(a)                                  For a period of twenty-four (24) months after the Closing of the purchase of the Assets of the National Harbor Restaurant:

(i)                                     Seller will not, directly or indirectly, engage or invest in, own, manage, operate, finance, control or participate in the ownership, management, operation, financing or control of, be employed by, associated with or in any manner connected with, or render services or advice or other aid to, or guarantee any obligation of, any Person engaged in or planning to become engaged in the operation of a restaurant business whose products or activities compete in whole or in part with the business in which the Assets were used prior to the Closing or may be used thereafter, within a ten (10) mile radius of the National Harbor Restaurant location (the “Noncompetition Area”).  Notwithstanding the foregoing, if Seller shall operate a Competing Restaurant Business at the time of Seller’s execution of this Agreement, Seller shall notify Buyer, and Seller shall cause such Competing Restaurant Business to be materially differentiated from the style of the Cadillac Ranch restaurants currently operated by Seller and Owners.  Seller agrees that this covenant is reasonable with respect to its duration, geographical area and scope.

(ii)                                  Seller agrees not to, directly or indirectly, (A) induce or attempt to induce any employee of Seller who becomes an employee of Buyer in connection with the purchase of the Assets to leave the employ of Buyer; (B) in any way interfere with the relationship between Buyer and any such employee of Buyer; or (C) employ or otherwise engage as an employee, independent contractor or otherwise any such employee of Buyer.

(iii)                               Seller agrees not to, directly or indirectly, cause, induce or attempt to cause or induce any supplier, licensee, licensor, franchisee, consultant, Person or other business relation of Buyer to cease doing business with Buyer, or in any way interfere with its relationship with Buyer;

(b)                                 In the event of a breach by Seller of any covenant set forth in Subsection 4(a) of this Agreement, the term of such covenant will be extended by the period of the duration of such breach;

(c)                                  Seller will not, at any time during or after the twenty-four month period, disparage Buyer, the Assets, the business formerly conducted by Seller, the business conducted by Buyer using the Assets or any shareholder, director, officer, employee or agent of Buyer;

(d)                                 Buyer will not, at any time during or after the twenty-four month period, disparage Seller, the Assets, the business formerly conducted by Seller, or any member, manager, officer, employee or agent of Seller;

(e)                                  Seller will, for a period of twenty-four months after the Closing of the purchase of the Assets of the National Harbor Restaurant, within ten days after accepting any employment, consulting engagement, engagement as an independent contractor, partnership or other association, advise Buyer of the identity of the new employer, client, partner or other Person with whom Seller has become associated. Buyer may serve notice upon each such Person that Seller is bound by this Agreement and furnish each such Person with a copy of this Agreement or relevant portions thereof;

(f)                                    Seller may establish restaurants outside of the Noncompetition Area that have a casual dining environment and trade dress similar to the Restaurants so long as such restaurants do not have signage, trademarks or names that are the same or similar to the Restaurants;

(g)                                 The continued ownership and operation of the Steelhouse restaurant by Jon H. Field, who is a Related Person to the owner of certain Seller Entities, in Pittsburgh, Pennsylvania, shall not be deemed to be a Competing Restaurant Business for purposes of this Agreement, and shall be excluded from the noncompetition provisions set forth in Section 4(a) above, so long as such restaurant continues to be operated under the name “Steelhouse” or any other name that does not include the words “Cadillac,” “Ranch” or any variations thereof;

(h)                                 Seller’s ownership or operation of any Nightclub shall not be deemed to be a Competing Restaurant Business for purposes of this Agreement, and shall be excluded from the noncompetition provisions set forth in Section 4(a) above, so long as the Nightclub is not located within a 10 mile radius of the Indianapolis, Indiana metropolitan area.  For purposes of this Agreement, the term “Nightclub” shall be defined as any establishment that (A) generates at least 80% of its gross revenues from the sale of beer, wine and alcohol, (B) provides music and space for dancing, and (C) requires its customers to pay a cover charge; and

(i)                                     Seller can continue to own and operate any restaurants that use the Marks or Trade Dress of the Restaurants until such time as Buyer has closed on the purchase of the Assets of at least five of the Restaurants, provided that within 60 days after the closing of the purchase of such five or more Restaurants, the undersigned will cause the name of any restaurants it owns or operates to be changed to include names and marks that do not include the words “Cadillac,” “Ranch” or any variations thereof.

5.                                       REMEDIES

If Seller breaches the covenants set forth in Sections 3 or 4 of this Agreement, Buyer will be entitled to the following remedies:

(a)                                  Damages from Seller, as the case may be;

(b)                                 To offset against any and all amounts owing to Seller under the Purchase Agreement and any and all amounts that Buyer claims under Subsection 5(a) of this Agreement; and

(c)                                  In addition to its right to damages and any other rights it may have, to obtain injunctive or other equitable relief to restrain any breach or threatened breach or otherwise to specifically enforce the provisions of Sections 3 and 4 of this Agreement, it being agreed that money damages alone would be inadequate to compensate Buyer and would be an inadequate remedy for such breach.

(d)                                 The rights and remedies of the parties to this Agreement are cumulative and not alternative.

6.             SUCCESSORS AND ASSIGNS

This Agreement will be binding upon Buyer and Seller and will inure to the benefit of Buyer and its affiliates, successors and assigns.

7.             WAIVER

The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged, in whole or in part, by a waiver or renunciation of the claim or right except in writing; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party, or of the right of the party giving such notice or demand to require the other party, to take further action without notice or demand as provided in this Agreement.

8.             GOVERNING LAW

This Agreement will be governed by the laws applied by courts of the State of Minnesota to contracts entered into within that state by parties residing within that state and having no connection to any other state.

9.             JURISDICTION; SERVICE OF PROCESS

Any action or proceeding seeking to enforce any provision of, or based upon any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Minnesota, County of Hennepin or, if it has or can acquire jurisdiction, in the United States District Court for the District of Minnesota, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

10.           SEVERABILITY

Whenever possible, each provision and term of this Agreement will be interpreted in a manner to be effective and valid, but if any provision or term of this Agreement is held to be prohibited or invalid, then such provision or term will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement. If any of the covenants set forth in Section 4 of this Agreement are held to be unreasonable, arbitrary or against public policy, such covenants will be considered divisible with respect to scope, time and geographic area, and in such lesser scope, time and geographic area, will be effective, binding and enforceable against Seller to the greatest extent permissible.

11.           COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

12.           SECTION HEADINGS, CONSTRUCTION

The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “Including” does not limit the preceding words or terms.

13.           NOTICES

All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt); (b) sent by facsimile (with written confirmation of receipt), provided that a copy is also promptly mailed by registered mail, return receipt requested; or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

To Seller:

c/o: Restaurant Entertainment Group

Address: 6728 Hyland Croy Rd

Dublin, OH 43016

Attention: Clint Field

Fax no.: 614-760-9793

E-mail address: clint.field37@gmail.com

with a copy to: Kephart Fisher LLC

Attention: David Fisher

207 N Fourth St.

Columbus, Ohio 43215

Fax no.: 614-469-1887

E-mail address: davidfisher@kephartfisher.com

Buyer: Granite City Restaurant Operations, Inc.

Attention: Robert J. Doran, Chief Executive Officer

5402 Parkdale Drive, Suite 101

Minneapolis, MN 55416

Fax no.: (952) 215-0671

E-mail address: rjdoran@gmail.com

with a copy to: Briggs and Morgan, P.A.

Attention: Avron Gordon

2200 IDS Center

80 S 8th Street

Minneapolis, MN 55402

Fax no.: (612) 977-8560

E-mail address: agordon@briggs.com

14.           ENTIRE AGREEMENT

This Agreement, the Purchase Agreement and the Master Purchase Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior written and oral agreements and understandings between the parties with respect to the subject matter of this Agreement. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

BUYER:	SELLER:

Granite City Restaurant Operations, Inc.	CR NH, LLC

By:	By:

Name:		Eric Schilder, Sole Member and Owner

Title:

By:

Clinton R. Field, Manager

EXHIBIT 2.5(k)

ASSIGNMENT OF WORKS OF AUTHORSHIP

Assignment of Intellectual Property
(“Owners”)

This Assignment is made this 4th day of November, 2011 by Eric Schilder and Clinton R. Field (each, an “Assignor” and collectively, the “Assignors”) in favor of Restaurant Entertainment Group, LLC (“REG”).

RECITALS

Concurrently with the execution and delivery of this Agreement, Assignors and Assignee have entered into a Master Asset Purchase Agreement dated November 4, 2011 (the “Purchase Agreement”) among Granite City Restaurant Operations, Inc. (“Buyer”), REG, Assignors,  and Seller.  All capitalized terms used and not otherwise defined in this Assignment have the meanings given them in the Purchase Agreement.

Pursuant to the terms of the Purchase Agreement, Buyer has agreed to purchase substantially all of the Assets and the goodwill of seven (7) restaurants (the “Restaurants”) operated by Seller under the service mark CADILLAC RANCH ALL-AMERICAN BAR & GRILL, or variants thereof.

Assignors own all the issued and outstanding equity interests of certain Seller Entities described in the Purchase Agreement and have been engaged in the design, development, operation and management of one or more of the Restaurants.  In that capacity, Assignors have created artwork and other works of authorship, logos, and Trade Dress and other materials used in the operation of one or more of the Restaurants (the “Intellectual Property”).

It is a condition to Buyer’s execution, delivery and performance of the Purchase Agreement that Assignors execute this Assignment.

ASSIGNMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Assignor hereby assigns to REG all of his right, title and interest, if any, in and to the Intellectual Property, including any and all copyrights.

Each Assignor represents and warrants that he has the right to enter into this Assignment and that this Assignment does not and will not violate any contract to which he is party.  Each Assignor agrees to execute such instruments as REG, its successors and assigns, including Buyer, may reasonably request in order more effectively to assign Assignor’s interest in the Intellectual Property.

/s/ Eric Schilder	/s/ Clinton R. Field
Eric Schilder	Clinton R. Field

Accepted this day of November, 2011
Restaurant Entertainment Group, LLC
By	/s/ Clinton R. Field
Its	Member

2

Schedules to this Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K and are listed as follows:

Schedule 3.1(d) Liens and Encumbrances on NH License

Schedule 3.1(e) Unpaid Vendors and Taxes

Schedule 3.2 Financial Statements

Schedule 3.3 Property to be Transferred; Creditors’ Names, Addresses, and Amounts Owed